EXHIBIT 10.1

                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT



         This Fourth Amendment (the "Fourth Amendment") executed January 19, 2007 to the Employment Agreement (the "Agreement") between Acadia Realty Trust (the "Trust") and Kenneth F. Bernstein ("Executive").

         WHEREAS, the Trust and Executive entered into an Employment Agreement dated as of October , 1998 (the "Employment Agreement"); and

         WHEREAS, the Employment Agreement was amended by a First Amendment dated as of January 1, 2001, a Second Amendment dated as of January 1, 2004 and a Third Amendment dated as of January 1, 2006; and

         WHEREAS, the Trust and Executive desire to further amend the Employment Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration including the continuation of employment by the Trust, the receipt and sufficiency of which is hereby acknowledged, the Trust and Executive hereby agree as follows:

         1. DEFINITIONS. Terms not defined herein have the meanings set forth in the Agreement.

         a) The definition of "Cause" is hereby deleted and the following is hereby substituted therefor:

                  CAUSE. The Trust shall have the right to terminate Executive's
                  employment   for  Cause  upon   Executive's:   (A)  deliberate
                  misrepresentation  in connection  with, or willful  failure to cooperate  with  a  bona  fide  internal  investigation  or an investigation  by regulatory or law  enforcement  authorities, after being  instructed  by the Company to  cooperate,  or the willful  destruction or failure to preserve documents or other materials  known to be relevant to such  investigation  or the willful  inducement  of  others  to  fail to  cooperate  or to produce  documents or other materials;  (B) failure to perform his duties  hereunder  (other than any such failure  resulting from Executive's incapacity due to physical or mental illness)
                  which  failure  continues  for a period of three (3)  business days after written demand for  corrective  action is delivered by the Trust specifically  identifying the manner in which the
                  Trust believes the Executive has not performed his duties; (C)
                  conduct  by  the  Executive  constituting  a  material  act of willful  misconduct in connection  with the performance of his duties,  including,  without  limitation,  misappropriation of funds or  property  of the Trust  other  than the  occasional, customary  and de minimis use of Trust  property  for personal purposes;  (D)  disparagement  of  the  Trust,  its  officers, trustees,  employees or partners;  (E) soliciting any existing employee  of the Trust  above  the level of an  administrative assistant to work at another company; or (F) the commission by the  Executive  of a felony  or  misdemeanor  involving  moral turpitude, deceit, dishonesty or fraud,
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         b) The  definition  of "Change of Control" is hereby  deleted,  thereby specifically deleting the two sentences set forth in said definition wherein Executive has the right voluntarily to terminate employment on or within three
(3) months following a Change in Control and to have said termination be deemed a termination for Good Reason, and the following is hereby substituted therefor:

                  CHANGE IN CONTROL. For purposes of this Agreement "Change in Control" shall mean that any of the following events has occurred: (A) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee benefit plan sponsored by the Trust, becomes the "beneficial owner", as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (i) Common Shares in an amount equal to thirty percent (30 %) or more of the sum total of the Common Shares issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; provided, however, that in determining whether a Change of Control has occurred, Outstanding Shares or Voting Securities which are acquired in an acquisition by (i) the Trust or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Trust or any of its subsidiaries shall not constitute an acquisition which can cause a Change of Control; or (B) the approval of the dissolution or liquidation of the Trust; or (C) the approval of the sale or other disposition of all or substantially all of its assets in one (1) or more transactions; or (D) a turnover, during any two (2) year period, of the majority of the members of the Board, without the consent of the majority of the members of the Board as to the appointment of the new Board members.

         c) The definition of "Good Reason" is hereby deleted and the following is substituted therefor:

                  GOOD REASON. The Executive shall have the right to terminate his employment for "Good Reason": (A) upon the occurrence of any material breach of this Agreement by the Trust which shall include but not be limited to: a material, adverse alteration in the nature of Executive's duties, responsibilities or authority; (B) upon a reduction in Executive's Annual Base Salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or a failure to pay such amounts when due which is not cured by the Trust within ten (10) days after written notice of such default by the Executive, (C) if the Trust relocates Executive's office requiring the Executive to increase his commuting time by more than one (1) hour, or (D) the Trust's failure to provide benefits comparable to those provided the Executive as of the Effective Date, other than any such failure which affects all comparably situated officers, then the Executive shall have the right to terminate his employment, which termination shall be deemed for Good Reason.

         2. CHANGE OF CONTROL. Notwithstanding anything to the contrary contained in the Employment Agreement, Executive shall have no right to receive the compensation described in Section 3 following a Change of Control unless the Trust terminates Executive's employment without Cause or Executive terminates his employment for Good Reason, in which event the Executive shall be entitled to all the benefits described in the Employment Agreement as if this Fourth Amendment were not executed.

         3. EFFECTIVE DATE. This Fourth Amendment shall be effective as of December 31, 2006.

         4. SUCCESSORS; COUNTERPARTS. This Fourth Amendment (i) shall be binding on the executors, administrators, estates, heirs and legal successors of the parties and (ii) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

         5. GOVERNING LAW. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

                                       ACADIA REALTY TRUST


                                       By: /S/ ROBERT MASTERS
                                       --------------------------------------
                                       Robert Masters, Senior Vice President


                                       By: /S/ KENNETH F. BERNSTEIN
                                       --------------------------------------
                                       Kenneth F. Bernstein, Executive